Exhibit 10.2

Execution Version

NOTE CONVERSION AND LOAN REPAYMENT AGREEMENT

THIS NOTE CONVERSION AND LOAN REPAYMENT AGREEMENT (this “Agreement”) is made as of May 17, 2020, by and among NEUROTROPE, INC. a Nevada corporation (“Neurotrope”), METUCHEN PHARMACEUTICALS LLC, a Delaware limited liability company (“Company”), and JCP III SM AIV, L.P, a Delaware limited partnership (“Holder”). Neurotrope, the Company and the Holder are each a “Party” and referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, in connection with the Parties’ entry into this Agreement, Petros Pharmaceuticals, Inc., a Delaware corporation (“Parent”), PM Merger Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub 1”), PN Merger Sub, Inc., a Delaware corporation direct wholly owned subsidiary of Parent (“Merger Sub 2”), Neurotrope and the Company have entered into, or are entering into, an Agreement and Plan of Merger (as the same may be amended, modified, supplemented, or restated from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 will merge with and into the Company with the Company surviving as the surviving limited liability company (the “Metuchen Merger”), and (ii) Merger Sub 2 will merge with and into Neurotrope with Neurotrope surviving as the surviving corporation (the “Neurotrope Merger” and together with the Metuchen Merger, the “Mergers”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Company is borrower under that certain Loan and Security Agreement dated as of September 30, 2016, by and among the Company, several banks and other financial institutions or entities party thereto from time to time and Hercules Capital, Inc. as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 22, 2017 and further amended by that Second Amendment to Loan and Security Agreement, dated as of April 13, 2020 (as amended from time to time, collectively, the “Credit Facility”);

WHEREAS, Holder has previously provided funds to the Company in amounts sufficient for the Company to make payments of principal and interest as required under the terms of the Credit Facility (the “Required Payments”), and it is anticipated that Holder may contribute additional funds to the Company in an amount sufficient for the Company to make any Required Payments after the date hereof and before the closing of the Metuchen Merger;

WHEREAS, the Company issued one or more promissory notes to the Holder on such dates and in such aggregate principal amounts as set forth on Exhibit A hereto, and may issue additional promissory notes after the date hereof and before the Closing Date (each a “Note” and, collectively, the “Notes”) in connection with any amounts loaned by the Holder to the Company for the Required Payments;

WHEREAS, the Holder has agreed to convert all outstanding principal and accrued unpaid interest under the Notes into Company Common Units immediately prior to the consummation of the Metuchen Merger;

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WHEREAS, notwithstanding anything in the Notes to the contrary, the Holder desires to agree to convert the entire outstanding principal amount of, and all interest accrued under, the Notes through and as of the date of the closing of the Metuchen Merger (the “Interest Date”), into Company Common Units, at a conversion purchase price equivalent of $9.77 per Common Unit, as set forth on Exhibit A hereto (the “Conversion Units”), and the Company desires to issue the Conversion Units in full satisfaction of its obligations under the Notes (the “Conversion Election”).

WHEREAS, this Agreement is a material inducement to Neurotrope’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Mergers; and

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

CONVERSION

1.1         Required Payments. From the date hereof until the Closing Date, Holder agrees to loan additional funds to the Company in amounts sufficient for the Company to make all Required Payments; provided, that nothing herein shall be construed as an obligation of the part of the Holder to make any payments on behalf of, or assume any other obligations for liabilities of, the Company other than as expressly set forth herein; provided, further, however, that as of the date hereof, $2.5 million (the “JCP Note III Funding Amount”) has been funded to the Company pursuant to that certain Subordinated Promissory Note (the “JCP Note III”) dated as of April 22, 2020, by and between the Company and Holder, and the Holder hereby agrees to fund the difference between (a) $4,000,000 and the JCP Note III Funding Amount from time to time to the Company no later than the Closing Date and in installments in time to permit the Company to make the scheduled monthly payments pursuant to the Credit Agreement.

1.2	Conversion of Notes.

(a)          The Holder and the Company hereby agree to the Conversion Election and the Holder irrevocably agrees that the Notes shall be converted into Company Common Units upon the consummation of the Mergers contemplated by the Merger Agreement without any further action being required to effect such conversion. The Notes shall cease to accrue interest from and after the Interest Date, so that immediately following such conversion, the outstanding principal amount of, and all interest accrued under, the Notes shall be $0.

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(b)         The Notes shall continue in full force and effect, subject to the terms of this Agreement, until terminated pursuant to the consummation of the Conversion Election immediately prior to the Merger (or such other date as determined by the mutual agreement of the Parties hereto), or otherwise pursuant to its terms. The Notes shall be fully satisfied and shall expire, terminate and be canceled in its entirety and be of no further force or effect upon the Conversion Election.

(c)          By entering into this Agreement and agreeing to the Conversion Election, the Holder hereby acknowledges and agrees that the terms of the Notes are hereby amended to the extent necessary to permit the Conversion Election and to effect the conversion of the Notes in accordance with the terms of this Agreement. In addition, any notice of the Merger and any notice of the execution of the Merger Agreement, in each case that may be required pursuant to the Note, are hereby waived pursuant to the terms of the Notes.

1.3         No Other Loan Obligations. The Parties hereby acknowledge and agree that the Holder has no obligation to fund any additional amounts other than as required pursuant to Section 1.1 hereof. Notwithstanding the foregoing, in the event of any additional loans by Holder to the Company pursuant to Section 1.1 hereof, the Company shall issue a promissory note to Holder, substantially in the form of the existing Notes, in the amount of such loan, which promissory note shall be deemed a Note subject to conversion pursuant to Section 1.2 hereof, and the Company shall promptly notify Neurotrope of the issuance of such Note and simultaneously submit an updated version of Exhibit A reflecting the issuance of such Note.

1.4         Acknowledgement. The Holder acknowledges that its receipt of the Conversion Units in accordance with this Agreement shall fully satisfy any and all of the Company’s obligations to the Holder pursuant and with respect to the Notes (including, without limitation, any and all of the Company’s obligations with respect to interest owed or penalties or additional fees owed to the Holder pursuant to the Notes) and any other agreements and commitments (written or oral) to issue equity securities or other convertible securities to the Holder, and that the Company shall not have any further obligation with respect to the Notes other than the issuance of the Conversion Units. The Holder further acknowledges and waives any and all breaches and events of default that may have occurred under the Notes or any other agreement to which the Holder and the Company are party. The Holder understands that the Conversion Units will be issued in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that for the purposes thereof, the Company is relying upon the truth and accuracy of the representations made by the Holder in the Notes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES BY HOLDER

Holder hereby represents and warrants to the Company, Parent and Merger Sub that the statements contained in this ARTICLE III are true and correct as of the date hereof:

(a)          Holder has the full power and authority to execute and deliver this Agreement and to perform its covenants and obligations hereunder;

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(b)         this Agreement has been duly executed and delivered by Holder and is a valid and legally binding agreement with respect to Holder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles;

(c)         the execution and delivery of this Agreement by Holder does not, and the performance by Holder of its obligations hereunder and the consummation by Holder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Holder is a party or by which Holder is bound, or any law to which Holder is subject, or any organizational documents of Holder; and

(d)         the execution and delivery of this Agreement by Holder does not, and the performance of this Agreement by Holder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body by Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Holder of its obligations under this Agreement.

ARTICLE III

MISCELLANEOUS

4.1.        Time of the Essence. Time shall be of the essence with respect to each and every of the various undertakings and obligations set forth in this Agreement.

4.2.        Further Assurances. The Parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the contributions contemplated in this Agreement.

4.3.        Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and will be deemed properly delivered, given and received:  (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email before 11:59 p.m. (recipient’s time), when transmitted; (c) if sent by email on a day other than a Business Day, or if sent by email after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (d) if sent by registered, certified or first class mail, the third (3rd) Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address set forth beneath the name of such Party below (or to such other address as such Party shall have specified in a written notice given to the other Parties hereto):

(a)          If to Neurotrope:

Neurotrope, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York

Attn: Charles Ryan

Email: cryan@neurotrope.com

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with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attn: Kenneth Koch

Email: krkoch@mintz.com

Attn: Daniel Bagliebter

Email: dabagliebter@mintz.com

(b)          If to the Company:

Metuchen Pharmaceuticals, LLC

c/o Juggernaut Capital Partners

5301 Wisconsin Avenue NW, Suite 570

Washington, DC 20015

Attn: John Shulman

Email: jshulman@juggernautcap.com

with a copy to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Attn: Andrew M. Ray

Email: andrew.ray@morganlewis.com

(c)          If to the Holder:

JCP III SM AIV, L.P

c/o- Juggernaut Capital Partners

5301 Wisconsin Avenue NW, Suite 570

Washington, DC 20015

Attn: John Shulman

Email: jshulman@juggernautcap.com

with a copy to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Attn: Andrew M. Ray

Email: andrew.ray@morganlewis.com

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4.4.             Governing Law. This agreement shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflict of laws).

4.5.             Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force, if the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable.

4.6.             Entire Agreement. This Agreement constitutes the final agreement by and among the Parties, and is the complete and exclusive statement of the Parties’ agreement on the matters contained herein. All prior and contemporaneous negotiations and agreements by and among the Parties with respect to the matters contained herein are superseded by this Agreement.

4.7.             Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. The signatures of all Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending Party’s signature is as effective as signing and delivering the counterpart in person.

4.8.             Headings. The captions, titles and headings included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation. When a reference is made in this Agreement to a Section or the Recitals, such reference will be to a Section of this Agreement or the Recitals of this Agreement unless otherwise indicated.

4.9.             Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the respective successors and assigns of each of the Parties to this Agreement; provided, however, that Juggernaut may not assign its rights and/or obligations under this Agreement without the express written consent of Parent.

4.10.           Amendments; Modifications. Except as otherwise provided herein this Agreement shall not be changed, modified or amended except by a writing signed by the Party(ies) to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the Party to be charged.

4.11.           No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.12.           Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NEUROTROPE, INC

By:	Charles S. Ryan
Its:	Chief Executive Officer

METUCHEN PHARMACEUTICALS LLC

By:
Its:

JCP III SM AIV, L.P

By:
Its:

[Signature page to Note Conversion and Loan Repayment Agreement]

Exhibit A

Holder	Description of Note	Note Issuance Date	Note Principal Amount as of Issuance Date
JCP III SM AIV, L.P.	Subordinated Promissory Note, dated January 31, 2020, entered into by and between the Company and the Holder	January 31, 2020	$3,000,000
JCP III SM AIV, L.P.	Subordinated Promissory Note, dated April 1, 2020, entered into by and between the Company and the Holder	April 1, 2020	$3,000,000
JCP III SM AIV, L.P.	Subordinated Promissory Note, dated April 22, 2020, entered into by and between the Company and the Holder	April 22, 2020	$4,000,000